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                                                                    Exhibit 5.01

                           [FORM OF MWBB LETTERHEAD]

                                     DRAFT

                               December __, 1997




Friedman, Billings, Ramsey Group, Inc.
1001 - 19th Street, North
18th Floor
Arlington, Virginia 22209

                    Friedman, Billings, Ramsey Group, Inc.
                            Initial Public Offering


Gentlemen:

     Reference is made to the Registration Statement on Form S-1 (Registration No. 333-39107) filed by you with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 12,650,000 shares of your Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") for sale in your initial public offering (the "Offering"). The shares consist of up to 11,500,000 shares of Class A Common Stock proposed to be sold by you in the Offering (the "Company Shares") and up to 1,150,000 shares of Class B Common Stock, par value $0.01 per share, (the "Secondary Shares") which are proposed to be sold by certain selling shareholders and which under the terms of your Articles of Incorporation convert to shares of Class A Common Stock upon their sale in the Offering. We have acted as your special counsel for the purpose of this opinion in connection with this matter.

     It is our opinion that (i) the Company Shares, when issued, paid for and sold to the public in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable and (ii) the Secondary Shares when transferred for disposition in the Offering and sold to the public in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable shares of Class A Common Stock.

     In arriving at the foregoing opinion, we have relied, among other things, upon our examination of such of your corporate records and certificates of your officers and of public officials, and upon such portions of the Registration Statement, as we have deemed appropriate.
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Friedman, Billings, Ramsey Group, Inc.
Draft of December 18, 1997
Page Two


     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to our firm under the caption "Legal Matters" in the Prospectus which is made a part of the Registration Statement.

                                            Very truly yours,